Exhibit 99.1

Fortress Transportation and Infrastructure Investors LLC Announces the Acquisition of Transtar, LLC from United States Steel Corporation

NEW YORK [June 8, 2021] - Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) announced today that it has agreed to purchase United States Steel Corporation (“USS”)’s rail operating subsidiary, Transtar, LLC (“Transtar”) for $640 million.  The transaction is expected to close in the third quarter of 2021, subject to customary closing conditions including receipt of certain regulatory approvals.

Transtar is comprised of six operating freight railroads connected to USS’s largest production facilities.  Of the six railroads, one serves Gary Works, USS’s largest manufacturing plant and one serves Mon Valley Works, USS’s lowest cost facility in the flat-rolled segment. FTAI and USS also agreed to enter into an exclusive strategic rail partnership under which FTAI will provide rail service to USS for an initial term of 15 years with minimum volume commitments for the first five years.

“FTAI is extremely excited to enter into this strategic rail partnership with USS as it allows us to significantly increase our rail business by providing essential rail services to one of the preeminent integrated steel producers in North America under a long-term contractual arrangement.  In addition, we believe we can grow the profits of the business through optimization of operations, addition of third-party revenues from ancillary storage, switching and repair services and new developments at four other rail properties included in the transaction.

We also look forward to working with USS to develop and implement new practices and approaches which would improve the ESG profile of all operations,” said Joe Adams, Chairman and CEO of FTAI.

Morgan Stanley and Barclays acted as financial advisors to FTAI and Sidley Austin LLP acted as legal advisors to FTAI.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s recent Form 8-K, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Tuesday, June 8, 2021 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 447-5636 (from within the U.S.) or (615) 247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "FTAI’s Acquisition of Transtar." A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding  (i) the agreement to purchase Transtar and to enter into a strategic rail partnership, including the ability to obtain all required approvals and consummate the transaction on a timely basis or at all, (ii) Transtar’s future performance, including its ability to grow profits, (iii) the ability to develop and implement new practices and approaches and improve the ESG profile of all operations and (iv) statements regarding Transtar’s impact on FTAI's business and future performance.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com